Exhiibit 99.1

Press Release

For Release, 9:10AM ET March 31, 2021

Appointment of Fredrik Nihlén as Chief Financial Officer at Neonode

STOCKHOLM, SWEDEN, March 31, 2021 — Neonode Inc. (NASDAQ: NEON), today announced the appointment of Fredrik Nihlén as Chief Financial Officer, to become effective on or about August 2, 2021, following a notice period to Mr. Nihlén’s current employer.

Mr. Nihlén joins Neonode from IFS Sverige AB (“IFS”) where he held the position of Finance Director IFS Nordics since 2019. Prior to joining IFS, Mr. Nihlén held the position of Group Chief Financial Officer at Cinnober Financial Technology AB from 2018 to 2019. Before this Mr. Nihlén was with DIBS Payment Services, where he held the position of Head of Finance from 2016 to 2018 and Business Controller from 2013 to 2016.

Mr. Nihlén has a M.Sc. in Business Studies and Economics from Växjö University, Sweden.

Maria Ek will remain in her position as the company’s Chief Financial Officer until Fredrik Nihlén joins later this year.

“We are in a very positive and dynamic phase and see a strong and increasing demand for our contactless touch solutions and other offerings from customers worldwide. The recruitment of Fredrik Nihlén is a testament to our belief in the company’s growth potential and with Mr. Nihlén joining our team we get a person with financial expertise and business acumen that will reinforce our work to develop and grow the company and improve profitability,” said Urban Forssell, Chief Executive Officer.

For more information, please contact:

Investor Relations

David Brunton

E-mail: david.brunton@neonode.com
Phone: +1 925 768 0620

Chief Executive Officer

Urban Forssell

E-mail: urban.forssell@neonode.com

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 75 million products and the company holds more than 120 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, medical, avionics, and automotive industries.

Neonode operates in three business areas: HMI Solutions, HMI Products and Remote Sensing Solutions. In HMI Solutions, Neonode offers customized touch and gesture control solutions for different markets and segments, including the military & avionics and industrial segments. In HMI Products, the company provides standardized sensor modules for contactless touch, touch and gesture sensing applications relevant to many industries, including the elevator and interactive kiosk segments. In Remote Sensing Solutions, Neonode offers software solutions for driver and in-cabin monitoring in vehicles.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.